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                                                                       Exhibit 5


                             [ARENT FOX LETTERHEAD]



                                 August 21, 2001



The Board of Trustees
Washington Real Estate Investment Trust
6110 Executive Boulevard, Suite 800
Rockville, Maryland 20852

Gentlemen:

         We have acted as counsel to Washington Real Estate Investment Trust (the "Trust") with respect to the Trust's Registration Statement on Form S-8, filed by the Trust with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 of 1,750,000 Shares of Beneficial Interest, $.01 par value (the "Shares").

         We have examined and relied upon the originals or copies of such records, agreements, documents and other instruments and have made such inquiries of such officers and representatives of the Trust as we have deemed relevant and necessary as the basis for the opinions set forth. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have assumed, without independent verification, the accuracy of the relevant facts stated therein. We have also assumed that, prior to the sale of any Shares to which the Registration Statement relates, appropriate action will be taken to register and qualify such Shares for sale, to the extent necessary, under any applicable state securities laws.

         The opinions expressed in this letter concern only the effect of the laws of the State of Maryland as currently in effect, and we express no opinion on the law of any other jurisdiction. We assume no obligation to supplement this letter if any of the applicable laws change in any manner.

         Based on the foregoing, we are of the opinion that the 1,750,000 Shares subject to the Washington Real Estate Investment Trust 2001 Stock Option Plan, when issued and paid for in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

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The Board of Trustees
Washington Real Estate Investment Trust
August 17, 2001
Page 2




         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations thereunder.

                                    Very truly yours,

                                    ARENT FOX KINTNER PLOTKIN & KAHN, PLLC



                                    By: /s/ Jeffrey E. Jordan
                                        -----------------------------------
                                        Jeffrey E. Jordan